Haynie & Company
Certified Public Accountants (a professional corporation)
50 West Broadway, Suite 600 Salt Lake City, UT 84101 (801) 532-7800 Fax (801) 328-4461

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 29, 2016 relating to the financial statements, which appears in Defense Technologies International Corp.'s Annual Report on Form 10-K for the year ended April 30, 2016.

Haynie & Company

Haynie & Company
Salt Lake City, Utah
June 29, 2017